EXHIBIT 10.18

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of November 8, 2004, by and among North American Technologies Group, Inc., a Delaware corporation (the “Company”), Avalanche Resources, Ltd., a Delaware limited partnership (“Avalanche”), Kevin Maddox (“Maddox”), and Sponsor Investments, LLC, a Texas limited liability company (“Sponsor”).

RECITALS

WHEREAS, Sponsor owns all of the Class B membership interests (the “Class B Interests”) of TieTek LLC (“TieTek”), a limited liability company that is a subsidiary of the Company, and Sponsor has the option to acquire up to 499 Class A membership interests (the “Class A Option”) of Tie Tek;

WHEREAS, in connection with a restructuring of the capitalization of the Company, certain purchasers have acquired or will acquire shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), from Avalanche and Maddox pursuant to that certain Common Stock Purchase Agreement of even date herewith (the “Common Stock Purchase Agreement”);

WHEREAS, in connection with such restructuring, Sponsor desires to exchange its Class B membership interests in TieTek and the Class A Option for shares of Series CC Convertible Preferred Stock, par value $.001 per share, of the Company (the “Preferred Stock”) and a warrant to purchase shares of Preferred Stock (the “Exchange”) and the Company desires to issue the shares of Preferred Stock and the warrant to purchase shares of Preferred Stock pursuant to the Exchange; and

WHEREAS, the transactions contemplated by the Common Stock Purchase Agreement are subject to the parties hereto executing and delivering this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I. Exchange

Section 1.1 Subject to the satisfaction of the conditions set forth in this Agreement, Sponsor hereby agrees to exchange all of its Class B Interests and the Class A Option for a number of shares of Preferred Stock, which when converted to Common Stock would equal to 33% of the outstanding Common Stock (assuming conversion of all of the Company’s issued and outstanding preferred stock, including the Preferred Stock, the issuance of 500,000 shares of Common Stock pursuant to the NATK Royalty Agreement dated February 5, 2004 and assuming that all of the closing conditions set forth in this Agreement have been satisfied), which, upon conversion is expected to be approximately 39,235,000 newly issued shares of Common Stock (the “Exchange Shares”) and a warrant to purchase a number of shares of Preferred Stock which when converted into Common Stock (assuming conversion of all of the Company’s issued and outstanding preferred stock, including the Preferred Stock and assuming that all of the conditions to closing set forth in this Agreement have been satisfied) will be equal to 50% of the shares of Common Stock that as of the date hereof are subject to outstanding warrants, which is expected to be approximately 8,479,594 shares of Common Stock, such warrant to have an exercise price of $1.00 per share and to expire five (5) years from the date of issuance (the “Warrant”), and the Company agrees to issue the Warrant and the Exchange Shares.

ARTICLE 2. The Closing

The closing (the “Closing”) of the Exchange shall be held at the offices of Porter & Hedges, L.L.P., 700 Louisiana Street, Houston, Texas 77002, as soon as practicable after the date on which all the conditions set forth in Article 7 of this Agreement have been satisfied or waived, or at such later time and date as Sponsor and the Company shall agree in writing (such time and date, the “Closing Date”).

ARTICLE 3. Representations and Warranties of the Company

The Company represents and warrants to Sponsor as set forth in this Article. Each of these representations and warranties is material and Sponsor is relying on them in entering into this Agreement. In making the representations and warranties contained herein, the Company shall be deemed to have the actual knowledge in any way relating to the Company, and its business, as set forth under the corresponding section of the disclosure schedules delivered to Sponsor concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part of this Agreement and shall be deemed to qualify the representations set forth below by the content of such Disclosure Schedules. Sponsor acknowledges that it has undertaken significant due diligence in respect of the business of the TieTek, and agrees that no claims shall be made by Sponsor in respect of any of the following representations and warranties as they may relate to TieTek except to the extent that Maddox or Avalanche have actual knowledge of the inaccuracy of such representation or warranty.

Section 3.1 Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted, except where the failure to do so would not have any effect or change that is or would be materially adverse to the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and any of its Subsidiaries, taken as a whole (a “Material Adverse Effect”). The Company is duly qualified as a foreign corporation in all jurisdictions in which the conduct of the business or the ownership of the properties requires qualification (except where the failure to do so would not have a Material Adverse Effect).

Section 3.2 Authorization; No Agreements. The execution, delivery and performance by the Company of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby are within the Company’s powers. This Agreement has been duly and validly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by the Company of this Agreement do not violate any contractual restriction contained in any agreement that binds or affects or purports to bind or affect the Company, except where such violation or contractual restriction, if breached, would not have a Material Adverse Effect.

Section 3.3 Subsidiaries; Investee Companies.

(a) Schedule 3.3(a), attached hereto, sets forth (i) the name of each Subsidiary and Investee Company; (ii) the number and type of the authorized and outstanding equity and other securities of, and other equity interests in, each Subsidiary and Investee Company and a list of the record holders thereof; (iii) the jurisdiction of organization of each Subsidiary and Investee Company; (iv) the names of the officers and directors (or those holding analogous positions) of each Subsidiary and Investee Company; and (v) the jurisdictions in which each Subsidiary and Investee Company is qualified or holds licenses to do business as a foreign corporation or other entity. “Company Group” means any or all of the Company and the Subsidiaries, both individually and collectively.

(b) Except as disclosed in Schedule 3.3(b), attached hereto, each Subsidiary is duly formed, validly existing and in good standing under the laws of its state or jurisdiction of organization with full entity legal power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted except where the failure to do so would not have a Material Adverse Effect. Each Subsidiary is duly qualified as a foreign corporation in all jurisdictions in which the conduct of its business or the ownership of its properties requires qualification, except where the failure to be so qualified or authorized would not have a Material Adverse Effect. No Subsidiary is in default in the performance, observation or fulfillment of its organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.3(b), all shares and equity interests of each Subsidiary and Investee Company are held of record and owned beneficially by a company in the Company Group free and clear of any liens. No shares of the capital stock and no other equity interests of any Subsidiary are held as treasury stock or interests. Except as set forth in Schedule 3.3(b), there are no outstanding rights, subscriptions, capital contribution obligations, warrants, calls, preemptive rights, options or other contracts of any kind to purchase or otherwise receive from any Subsidiary or any other Person any capital stock of a Subsidiary, or any other security or equity interest of a Subsidiary or any similar right or obligation with respect to the ownership interest of any Company in the Company Group or in any Investee Company. Except as set forth on Schedule 3.3(b) there are no securities or other equity interests of any Subsidiary or any other entity that are convertible into or exchangeable for shares of the capital stock or other securities or equity interests of any Subsidiary or of the Company. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to any capital stock or other equity interests of any Subsidiary or Investee Company.

(c) Except as disclosed in Schedule 3.3(c), attached hereto, neither the Company nor any Subsidiary or Investee Company has any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity that is not a Subsidiary.

Section 3.4 No Conflict; Required Consents. Schedule 3.4, attached hereto contains a true, correct and complete list of all contracts, insurance policies and leases that require consent or approval prior to any change in control of the Company or the consummation of the transactions contemplated hereby where the absence of such consent or approval would result in a Material Adverse Effect (collectively, the “Consents” and individually a “Consent”). Assuming all Consents have been obtained or waived prior to Closing, the execution and delivery by the Company of this Agreement and other agreements contemplated by this Agreement, the issuance of the Exchange Shares and the Warrant to Sponsor, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) require the consent, approval or action of, or any filing with or notice to, any corporation, firm, Person or any public, governmental or judicial authority, except that (a) the issuance of the Exchange Shares and the Warrant to Sponsor will require the approval of the Company’s stockholders in accordance with Rule 4350 of the NASDAQ Stock Market, and (b) in connection with the issuance of the Exchange Shares and the Warrant to Sponsor, the Company will be required to file an information statement with the Securities and Exchange Commission (the “Commission”) in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Regulation 14C thereunder; (ii) violate the terms of any instrument, document or agreement to which any company in the Company Group is a party, or by which any company in the Company Group or the property of any company in the Company Group is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of any company in the Company Group, or give rise to a right of termination of any such instrument, document or agreement, in each case except where such violation, conflict, breach, default or lien will not have a Material Adverse Effect; (iii) violate the organizational documents of any company in the Company Group; or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to any company in the Company Group or the business of any company in the Company Group. The companies in the Company Group are not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other restriction of any kind or character which would prevent or hinder the continued operation of the business of the Company after the date hereof on substantially the same basis as heretofore operated.

Section 3.5 Capitalization.

(a) The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth on Schedule 3.5(a), attached hereto. Except as set forth on Schedule 3.5(a), no securities of any Company in the Company Group are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated hereby. Except as set forth in Schedule 3.5(a), no member of the Company Group has issued any convertible securities, options, warrants, or entered into any contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. The issuance of the Exchange Shares and the Warrant will not obligate the Company or any member of the Company Group to issue any other shares of Common Stock or other securities to any Person and will not result in a right of any holder of securities of any Company in the Company Group to adjust the exercise, conversion, exchange or reset price under such securities.

(b) There are no outstanding obligations, contingent or otherwise, of any member of the Company Group to redeem, purchase or otherwise acquire any capital stock or other securities of any member of the Company Group.

(c) Except as set forth on Schedule 3.5(c), attached hereto, there are not as of the date hereof, and there will not be at the Closing, any shareholder agreements, voting trusts or other agreements or understandings to which any company in the Company Group is a party or by which any Company in the Company Group is bound relating to the voting of any shares of the capital stock of the Company or a Subsidiary or an Investee Company.

Section 3.6 Ownership of Capital Stock. All outstanding shares of the Company’s capital stock are validly issued, fully paid and nonassessable and are owned of record solely by the stockholders of the Company as set forth on Schedule 3.6, attached hereto (the “Stockholders”). No one other than the Stockholders has any record interest in the capital stock of the Company.

Section 3.7 Compliance with Laws. All of the companies in the Company Group are in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies and the rules and regulations of any stock exchange to which any Company in the Company Group is subject, except where such noncompliance has not and will not have, individually or in the aggregate, a Material Adverse Effect. The Company has not received any notice of any noncompliance with the foregoing and is not aware of any basis for such noncompliance.

Section 3.8 SEC Reports; Financial Statements.

(a) The Company has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the Securities Act”) and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has identified and made available to Sponsor a copy of all SEC Reports filed within the 10 days preceding the date hereof. Except as set forth in Schedule 3.8, attached hereto, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3.8, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b) Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as set forth on Schedule 3.8(b), attached hereto: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) no Company in the Company Group has incurred any liabilities (contingent or otherwise) other than liabilities incurred in the ordinary course of business or amended any material term of any outstanding security, (iii) no Company in the Company Group has altered its method of accounting or the identity of its auditors, (iv) no Company in the Company Group has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) no Company in the Company Group has issued any equity securities to any officer, director or Affiliate of any Company in the Company Group, or created or incurred any lien on any material asset, (vi) no Company in the Company Group has made any loan, advance or capital contributions to or investment in any Person, (vii) no Company in the Company Group has entered into any transaction nor has a commitment been made, or any contract or agreement entered into, by any Company in the Company Group relating to its business or any of its assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any contract or other right, (viii) no Company in the Company Group has granted any severance or termination pay to any current or former director, officer or employee of any Company in the Company Group, or increased the benefits payable under any existing severance or termination pay policies or employment agreements or entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of any Company in the Company Group, (ix) no Company in the Company Group has established, adopted or amended (except as required by applicable law) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of any Company in the Company Group, (x) no Company in the Company Group has increased the compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of any Company in the Company Group; and (xi) no Company in the Company Group has made any tax election or any settlement or compromise of any tax liability, in either case that is material to the Company Group taken as a whole.

Section 3.9 Real Estate.

(a) Schedule 3.9(a), attached hereto, contains a correct legal description and street address of all tracts, parcels and subdivided lots in which the Company or any of the Subsidiaries has an ownership or leasehold interest.

(b) Except as set forth on Schedule 3.9(b), attached hereto, the Company or one of the Subsidiaries owns good and marketable title to the real estate identified on Schedule 3.9(a), free and clear of any encumbrances.

Section 3.10 Employees and Consultants.

(a) Schedule 3.10, attached hereto, includes in respect to each current employee, agent, business or strategic partner and independent contractor of the Company or any of the Subsidiaries, a true, correct and complete list of the name and position of such Person, any bonus, commission formulae or profit sharing agreements applicable thereto, the salary, compensation, all other benefits and all accrued commissions, the amount of any advances on commissions (describing the repayment terms thereof) and expenses such Person has received which are outstanding as of the date hereof. Schedule 3.10 includes a true, correct and complete list of all oral and written agreements and understandings between the Company and any of the Subsidiaries and their employees concerning their employment relationship with the Company or any of the Subsidiaries (including all restrictive covenant agreements). Except as otherwise set forth in Schedule 3.10, the engagement of each employee, agent, consultant or independent contractor is terminable within 90 days’ written notice by the Company or one of the Subsidiaries or such Person, subject to any rights to salaries and commissions earned prior to such termination and no such Person has been granted the right to continued employment or engagement by the Company or any of the Subsidiaries or to any material compensation following termination of employment or engagement with the Company or any of the Subsidiaries. Each consultant or other Person who is designated as an independent contractor meets the requirements under the Code and the regulations promulgated thereunder to be an independent contractor. To the knowledge of the Company, no officer or employee, or any group of employees, intends to terminate their employment with the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries have a present intention to terminate the employment of any officer, employee or group of employees.

(b) The Company and all of the Subsidiaries (i) are in compliance with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours in respect of its employees except where failure to be in compliance would not be material; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to their employees; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) are not liable for any payment to any trust or other fund or to any governmental or administrative authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth on Schedule 3.10(b), attached hereto, in respect of the Company’s or any of the Subsidiaries’ current and former employees, (a) there are no charges, investigations, administrative proceedings or formal complaints of discrimination pending or, to the knowledge of the Company, threatened before any governmental authority against the Company or any of the Subsidiaries; (b) there have been no governmental audits of the Company’s or any of the Subsidiaries’ equal employment opportunity practices; (c) no current or former employee of the Company or any of the Subsidiaries has given written notice to the Company or any of the Subsidiaries of any fact or circumstance, nor is the Company aware of any such fact or circumstance which, if true, would constitute a violation of any Employment Law (as defined below); and (e) neither the Company or any of the Subsidiaries, nor any employee of the Company or any of the Subsidiaries has engaged in any activity which constitutes a violation of any Employment Law, except where such violation would not have a Material Adverse Effect. For purposes hereof, “Employment Laws” means any state, federal or local constitutional, statutory, regulatory or common law relating to employment discrimination or harassment, including, but not limited to, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991 and the Americans with Disabilities Act.

(c) No Person employed or engaged as an employee, agent, independent contractor or consultant by the Company or any of the Subsidiaries has, in respect of his or her activities to date on behalf of the Company or any of the Subsidiaries, violated any of the terms or conditions of his or her employment agreement, proprietary inventions or similar agreement or other engagement with the Company or any of the Subsidiaries or any other contract to which the Company or any of the Subsidiaries is a party with any third party, or disclosed or used any trade secrets or proprietary or confidential information or documentation of any third party without the authorization of such third party, except in each such case as would not result in a Material Adverse Effect, or interfered in the employment relationship between any third party and any of its employees and (ii) no Person employed or engaged as an employee, sales agent, independent contractor or consultant by the Company or any of the Subsidiaries has disclosed or used any trade secrets or any other proprietary or confidential information or documentation of any former employer or other third party, or has violated any non-compete obligation or confidential relationship that such Person has or may have had with any third party, in connection with such Person’s activities on behalf of the Company or any of the Subsidiaries, except where such disclosure or violation would not have a Material Adverse Effect. To the knowledge of the Company, no former employee whose employment with the Company or any of the Subsidiaries was terminated by the Company or any of the Subsidiaries or such employee or otherwise expired within the last two years is currently or has within the last two years competed with the business of the Company or any of the Subsidiaries.

Section 3.11 Intellectual Property.

(a) Schedule 3.11, attached hereto, is a true and complete list of all of the intellectual property assets (the “Intellectual Property Assets”), including but not limited to all patents, trademarks, copyrights and other intellectual property, of the Company or any of the Subsidiaries that are necessary for the operation of the business of the Company or any of the Subsidiaries as it is currently conducted. Schedule 3.11 also describes the entity that owns all right, title and interest to each of the Intellectual Property Assets. Except as set forth on Schedule 3.11, the Company or one of the Subsidiaries is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(b) No patent owned by the Company or any of the Subsidiaries (“Patent”) has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. There is no potentially interfering patent or patent application of any third party. No Patent is infringed or has been challenged or, to the knowledge of the Company, threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company or any of the Subsidiaries infringes or is alleged to infringe any patent or other proprietary right of any other Person. All products made, used, or sold under the Patents have been marked with the proper patent notice.

(c) All trademarks owned by the Company or any of the Subsidiaries (“Marks”) that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and enforceable. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Company no such action is threatened with respect to any of the Marks. To the knowledge of the Company, there is no potentially interfering trademark or trademark application of any third party. No Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way. None of the Marks used by the Company or any of the Subsidiaries infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(d) The Company and each of the Subsidiaries has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets (the “Trade Secrets”). The Company or one of the Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company or any of the Subsidiares. No Trade Secret is subject to any adverse claim or, to the knowledge of the Company, has been challenged or threatened in any way.

Section 3.12 Litigation. Except as described on Schedule 3.12, attached hereto, there is no action, suit, investigation, audit or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of the Subsidiaries or any of its assets or properties before any court or arbitrator or any governmental body, agency or official, nor is the Company aware of any basis for any such action, suit, investigation, audit or proceeding. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

Section 3.13 Taxes. Except as set forth on Schedule 3.13, attached hereto, the Company and the Subsidiaries have (i) duly and timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects, and (ii) paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns. There are no liens for taxes upon the assets of the Company or any of the Subsidiaries except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith. The Company and the Subsidiaries have not received any notice of audit, are not undergoing any audit of its tax returns, and have not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes of its business which has not been fully paid or finally settled. There have been no waivers of statutes of limitations by the Company or any of the Subsidiaries with respect to any tax returns. The Company and the Subsidiaries have not filed a request with the Internal Revenue Service (“IRS”) for changes in accounting methods within the last three years which change would effect the accounting for tax purposes, directly or indirectly, of its business. The Company and the Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

Section 3.14 Internal Accounting Controls/Sarbanes-Oxley Act of 2002. Except as set forth on Schedule 3.14, attached hereto, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date hereof. Except as set forth on Schedule 3.14, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set for on Schedule 3.14, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date of its most recently filed quarterly report on Form 10Q-SB (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly report on Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

Except as set for on Schedule 3.14, since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

Section 3.15 Solvency/Indebtedness. Based on the financial condition of the Company as of the Closing Date: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and projected capital requirements and the availability thereof. The Company does not intend to incur debts before the Closing beyond its ability to pay such debts as they mature (taking into account the time and amount of cash to be payable on or in respect of its debt). The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or its Subsidiaries on a consolidated basis, or for which the Company and its Subsidiaries have commitments. For the purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations, whether or not the same are or should be reflected in the Company’s balance sheet or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and (iii) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. As of the Closing, the Company will not be in default with respect to any Indebtedness in excess of $50,000. At the Closing, there will be no outstanding liabilities, obligations or indebtedness of the Company whatsoever, other than as set forth in the financial statements set forth in the Company’s most recent report on Form 10Q-SB, and other than trade accounts payable incurred in the ordinary course of business since the date of the financial statements contained in such report.

Section 3.16 No Brokers. No brokerage or finder’s fees or commissions are or will be payable by the Company or the Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and neither the Company nor the Subsidiaries have taken any action that would cause Sponsor be liable for any such fees or commissions. The Company agrees that Sponsor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with respect to the transactions contemplated by this Agreement.

Section 3.17 Disclosure. The Company understands and confirms that Sponsor will rely on the representations and warranties of the Company as set forth in this Article 3 in entering into this Agreement. The Company’s representations and warranties contained in this Agreement are made solely for purposes of this Agreement and many not be relied upon for any other purpose. All disclosure provided to Sponsor regarding the Company and the Subsidiaries, their businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Sponsor has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

Section 3.18 No Disagreements with Accountants and Lawyers. Except as set for on Schedule 3.18, attached hereto, there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company or the Subsidiaries and the Company, and the Company is current with respect to any fees owed to its accountants and lawyers.

Section 3.19 Transactions With Affiliates and Employees. All transactions between the Company or one of the Subsidiaries and an Affiliate or employee of the Company or one of the Subsidiaries that are required to be disclosed in the SEC Reports, have been properly represented in the SEC Reports. Except as set forth on Schedule 3.19 attached hereto, or as set forth in the SEC Reports, none of the officers or directors of the Company and none of the Affiliates or employees of the Company or any of the Subsidiaries are presently a party to any transaction with the Company or any of the Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 3.20 Books and Records. Except as set for on Schedule 3.20, attached hereto, the books of account and other financial records of the Company and its Subsidiaries, all of which have been made available to Sponsor, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with the sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether the Company or the Subsidiaries are subject to that section), including the maintenance of an adequate system of internal controls. Except as set forth on Schedule 3.20, the minute books of the Company and the Subsidiaries, all of which have been made available to Sponsor, contain accurate and complete records of all meetings held of, and corporate action taken by the stockholders, the board of directors and committees of the board of directors of the Company, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

Section 3.21 Immigration Matters.

(a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of the Company or any of the Subsidiaries, the Company and the Subsidiaries have complied with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder (“IRCA”) with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the re-verification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

(b) Schedule 3.21, attached hereto, contains a true and complete list of all employees of the Company or any of the Subsidiaries who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

(c) The Company and the Subsidiaries have only employed individuals authorized to work in the United States. The Company and the Subsidiaries have not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

(d) The consummation of the transactions contemplated by this Agreement will not (i) give rise to any material liability for the failure properly to complete and update Forms I-9, (ii) give rise to any material liability for the employment of individuals not authorized to work in the United States and (iii) cause any current employee to become unauthorized to work in the United States.

Section 3.22 Certain Arrangements.

(a) Schedule 3.22(a), attached hereto, contains a true, correct and complete list as of the date hereof and since January 1, 2001, of any direct or indirect transaction (other than in respect of compensation or travel or expense account reimbursement in the ordinary course of business consistent with past practice) that Maddox, Avalanche, or any director, officer, employee or other Affiliate of the Company or any of the Subsidiaries (all of such Persons are referred to individually as a “related party”) has had with the Company or a Subsidiary and contains a brief description of each transaction, including without limitation:

(i) any oral or written contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services, or the sale or rental of real or personal property from or otherwise requiring payments to any such related party or to any Affiliate or relative of such related party;

(ii) any loans or advances to or from the Company or any of the Subsidiaries (exclusive of travel advances, expense advances, and normal salary advances in connection with vacation periods, or compensation, or travel or expense account reimbursement all in the ordinary course of business) to any such related party or to any Affiliate or relative of such related party, giving for each the principal amount outstanding, interest rate, maturity date and security therefor;

(iii) any direct or indirect interest in any property, real or personal, tangible or intangible by any such related party or to any Affiliate or relative of such related party, including inventions, patents, copyrights, trademarks, or trade names, used in or pertaining to the business of the Company or any of the Subsidiaries, except for the normal rights of a shareholder; and

(iv) all services and overhead support provided by such related party to the Company or any of the Subsidiaries, describing the nature and value of such services and support, the amount of all compensation, fees, commissions or other amounts owed by or to such related party and a description of the relationship of, and oral or written agreements or understandings between, the Company or one of the Subsidiaries and such related party in respect of such related party as a supplier or customer to the Company or one of the Subsidiaries.

(b) Except as set forth on Schedule 3.22(b), attached hereto, all services, overhead support and other interests provided by the related party to the Company or any of the Subsidiaries have been provided on a basis no more favorable to the related party or the Company or the Subsidiaries than could reasonably be expected to be obtained in an arms’ length transaction.

(c) Except as set forth on Schedule 3.22(c), attached hereto, none of the related parties own an equity interest in any other business. None of the businesses listed on Schedule 3.22(c) is engaged in competition with the Company or any of the Subsidiaries with respect to any line of the products or services of the Company or any of the Subsidiaries (a “Competing Business”) in any market presently served by the Company or any of the Subsidiaries except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market, nor do any of such businesses use the services of any employee of the Company or any of the Subsidiaries.

Section 3.23 Bank Accounts. Schedule 3.23, attached hereto, contains a true, correct and complete list showing the name and location of each bank or other institution in which the Company or the Subsidiaries have any deposit account, lock box or safe deposit box, together with a listing of all account numbers and names of all Persons authorized to draw thereon or have access thereto.

Section 3.24 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Purchase Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.24, attached hereto, the Company has not, in the 12 months preceding the date hereof, received notice from the NASDAQ Small-Cap Market or any other trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such market. The Company is in compliance with all such listing and maintenance requirements.

Section 3.25 Investment Company/Investment Advisor. The business of the Company does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisors Act of 1940.

Section 3.26 Insurance. The Company maintains adequate insurance policies for fire, casualty, liability and other forms of insurance, and such insurance policies are comparable to insurance policies maintained by other similarly situated businesses. All of the Company’s insurance policies will remain in full force and effect through the Closing Date. All of the Company’s insurance policies have coverages that are commercially reasonable for the business engaged in by the Company and its Subsidiaries. All premiums due with respect to the insurance policies maintained by the Company have been timely paid. The Company has not received any notice of cancellation of non-renewal or of premium increases (other than increases consistent with past practice) with respect to any insurance policy. There are no pending claims made by or on behalf of the Company under any of its insurance policies that has been denied or is being defended against third parties under a reservation of rights by an insurer thereof.

Section 3.27 Environmental Matters. Except as set forth in Schedule 3.27, attached hereto, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor its Subsidiaries has received any written communication, whether from a governmental authority, citizens groups, employee or otherwise, alleging that the Company or its Subsidiaries is not in such compliance, and there are no past or present actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future. All material permits and other governmental authorizations currently held by the Company and its Subsidiaries pursuant to applicable Environmental Laws are identified in Schedule 3.27. Except as set forth in Schedule 3.27, there is no Environmental Claim pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries or, to the knowledge of the Company, against any Person whose Liability for any Environmental Claim the Company or its Subsidiaries has retained or assumed either contractually or by operation of law which would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3.27, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release or presence of any hazardous material which reasonably would reasonably be expected to form the basis of an Environmental Claim against the Company, or to the knowledge of the Company, against any Person whose Liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law other than those of which the Company, as of the date hereof, does not have knowledge or which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.28 Permits. The Company and its Subsidiaries hold, own or possess all permits or licenses required to conduct their business as currently conducted, which permits are valid and in full force and effect, and the Company and its Subsidiaries are in compliance with their obligations under such permits. To the knowledge of the Company, there is no action or proceeding pending or threatened against the Company or any of its Subsidiaries to suspend or cancel any permits held by the Company or any of its Subsidiaries.

Section 3.29 Employment Matters - Employee Plans.

(a) Schedule 3.29, attached hereto, lists each employee benefit plan (as defined in Section 3(3) of ERISA) and all plans, programs, policies or arrangements, including, but not limited to, bonus, deferred compensation, incentive compensation, severance or termination pay, salary continuation, vacation, supplemental unemployment benefit plans, programs or arrangements maintained, or contributed to (or required to be contributed to), by the Company or any of its Subsidiaries or on behalf of employees of the Company or any of its Subsidiaries (“Company Employees”) whether or not funded, formal or informal, or legally binding (collectively, the “Benefit Plans”).

(b) None of the Benefit Plans which is a “pension plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) is a “multiemployer plan” as defined in Section 3(37) of ERISA, or is subject to the requirements of Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Except as set forth on the Schedule 3.29, neither the Company, any Subsidiaries of the Company nor any ERISA Affiliate has any material liability to the Pension Benefit Guaranty Corporation under Title IV of ERISA. Each Pension Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a determination letter from the United States IRS that it is so qualified, and no fact or event has occurred since the date of such determination letter that would adversely affect the qualified status of any such Pension Plan.

(c) Each Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made on behalf of Company Employees under the terms of any of Benefit Plans which are due as of the date of this Agreement have been timely made or, if not yet due, the Company or the applicable Subsidiary has made adequate reserves for such contributions.

(d) Each of the Benefit Plans that is a “group health plan” (as defined in Code Section 5000(b)) has at all times been in material compliance with the provisions of Section 4980B of the Code and Part 6 of Title I of ERISA and any similar applicable state laws. No Benefit Plan that is a “welfare plan” (as defined in Section 3(1) of ERISA) (the “Welfare Plans”) provides or promises post-retirement health or life insurance benefits to current employees or retirees of the Company or any of its Subsidiaries, except to the extent required under any applicable state law or under Section 4980B of the Code.

(e) Except as set forth in Schedule 3.29, the execution and delivery of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any Company Employees.

Section 3.30 Issuance of Exchange Securities. The Exchange Shares and the Warrant, when issued and duly delivered against receipt by the Company of the Class B Interest and the Class A Option pursuant to the Exchange, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien or encumbrance, security interest or other claim, and the issuance of the Exchange Shares and the Warrant by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise. The shares of Preferred Stock issuable upon exercise of the Warrant have been duly authorized and when issued and duly delivered against payment therefore as set forth in the Warrant will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance of the shares of the Preferred Stock issuable upon exercise of the Warrant is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise.

Section 3.31 Registration Rights Agreements. Schedule 3.31, attached hereto, sets forth all outstanding agreements that obligate the Company to register any of its securities. All of the agreements listed on Schedule 3.31(a) have terminated in accordance with their terms.

Section 3.32 Warrants. Except as set forth on Schedule 3.32, attached hereto, the consummation of this Agreement and the Common Stock Purchase Agreement and the transactions contemplated hereby and thereby will not result in any adjustment to any rights to purchase the Company’s securities under any outstanding warrants or other agreements.

ARTICLE 4. Representations and Warranties of Avalanche and Maddox

Section 4.1 As of the date of this Agreement and as of the Closing Date, Avalanche and Maddox, jointly and severally, represent and warrant to Sponsor as follows:

(a) Execution and Delivery. The execution, delivery and performance by Avalanche and Maddox of this Agreement are within their respective powers, have been duly authorized by all necessary corporate and other action, and do not violate any contractual restriction contained in any agreement, which binds or affects or purports to bind or affect either Maddox or Avalanche.

(b) Binding Effect. This Agreement, when executed and delivered by Avalanche and Maddox will constitute the legal valid and binding obligations of Avalanche and Maddox enforceable against them in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; provided, however, that neither Maddox nor Avalanche are making any representations or warranties relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Transactions with Affiliates. Except as set forth on Schedule 3.19, neither Avalanche nor Maddox, nor any of the Affiliates, are parties to any transactions with the Company or any Subsidiaries.

(d) No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company, Avalanche, Maddox and their counsel directly with Sponsor and its counsel, without the intervention of any other person in such a manner as to give rise to any valid claim against any of the parties hereto for brokerage commission, finders fee or any similar payment.

ARTICLE 5. Representations and Warranties of Sponsor

Section 5.1 As of the date of this Agreement and as of the Closing Date, Sponsor represents and warrants to the Company, Avalanche and Maddox as follows:

(a) Organization; Good Standing; Qualification. Sponsor is a limited liability company duly organized and validly existing under the laws of the state of its formation with full power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted, except where the failure to do so would not have a Material Adverse Effect.

(b) LLC Power; Authorization. The execution, delivery and performance by Sponsor of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby are within Sponsor’s powers. This Agreement has been duly and validly executed and delivered by Sponsor and is a legal, valid and binding obligation of Sponsor enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance by Sponsor of this Agreement do not violate any contractual restriction contained in any agreement that binds or affects or purports to bind or affect Sponsor except where such violation or contractual restriction, if breached, would not have a material adverse effect on Sponsor.

(c) Consents. Except as has been obtained or will be obtained prior to Closing, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of Sponsor is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(d) Exchange Securities are Restricted Securities. Sponsor understands that the Exchange Shares, the Warrant, Preferred Stock issuable upon exercise of the Warrant and the Common Stock issuable upon conversion of the Preferred Stock (collectively, the “Exchange Securities”) to be received by it in the Exchange have not been, and will not be, registered under the Securities Act and are being issued pursuant to an exemption from the registration provisions of the Securities Act. Sponsor is acquiring such Exchange Securities for investment purposes only, and not with a view to the resale or distribution thereof in any manner not permitted by applicable law. Sponsor understands that such Exchange Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Sponsor must hold such Exchange Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(e) Ownership of Class B Interest and Class A Option. Except as set forth in the Regulations of TieTek, Sponsor has good, indefeasible and marketable title to the Class B Interest and the Class A Option to be delivered to the Company pursuant to the Exchange, free and clear of any encumbrances. Sponsor possesses full authority and legal right to transfer and assign to the Company the Class B Interest and the Class A Option free and clear of all encumbrances. Upon the transfer to the Company by Sponsor of the Class B Interest and the Class A Option, the Company will own the Class B Interest and the Class A Option free and clear of all encumbrances, except as set forth in the TieTek Regulations. Except as set forth in Schedule 5.1(e), there are no claims pending or to the knowledge of Sponsor, threatened against Sponsor that concern or affect title to the Class B Interest or the Class A Option.

(f) Disclosure. Sponsor acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

(g) No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sponsor and its counsel directly with the Company, Avalanche, Maddox and their counsel, without the intervention of any other person in such a manner as to give rise to any valid claim against any of the parties hereto for brokerage commission, finders fee or any similar payment.

ARTICLE 6. Covenants

Section 6.1 General. Prior to Closing, each party to this Agreement shall use its reasonable best efforts to take all actions and to do all things necessary in order to consummate the transactions contemplated herein, including satisfaction of all of the conditions to Closing described herein.

Section 6.2 Conduct of Business by Company Pending Closing. Company shall, and shall cause each Subsidiary to, conduct its operations in the ordinary course of business and with no less diligence and effort than would be applied in the absence of this Agreement.

Section 6.3 Stockholders’ Consent. The Company shall take all lawful action to obtain the consent of its Stockholders to the transactions contemplated herein. In this regard, the Company shall:

(a) as promptly as practicable after the date of this Agreement, prepare and file with the Commission a preliminary information statement containing the information required to be disclosed to the Company’s stockholders in connection with the vote to approve the transactions contemplated herein;

(b) provide Sponsor with the opportunity to review and approve the preliminary information statement prior to its being filed with the SEC; and

(c) respond promptly to any comments made by the SEC with respect to the preliminary information statement and cause a definitive information statement (the “Information Statement”) to be mailed to the Company’s stockholders;

Section 6.4 Public Company Status. The Company shall make any and all necessary filings required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, on a timely basis.

Section 6.5 Listing of Common Stock. The Company shall use its reasonable best efforts to cause the Common Stock to continue to be approved for listing on the NASDAQ Small-Cap Market prior to the Closing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Exchange Securities and the listing of the Common Stock issuable upon exercise or conversion thereof on the NASDAQ Small-Cap Market. In furtherance thereof, the Company shall use its reasonable best efforts to take such actions as may be necessary and as soon as practicable and in no event later than 20 days after the Closing Date to file with the NASDAQ Stock Market an application or other document required by NASDAQ and pay all applicable fees when due for such listing with the NASDAQ Market and shall provide evidence of such filing to Sponsor. The Company knows of no reason why the Common Stock issuable upon conversion of the Preferred Stock, including the Preferred Stock issuable upon exercise of the Warrant, will not be eligible for listing on the NASDAQ Small-Cap Market.

Section 6.6 Non-Competition.

(a) Maddox, Avalanche and Franklin Mathias (the “Restricted Parties”) shall not, and each of the Restricted Parties shall use their reasonable best efforts to assure that their respective affiliates, employees, officers, directors or agents shall not at any time during the period commencing on the date hereof through the first anniversary of the Closing Date (such period, the “Restriction Period”), directly or indirectly, anywhere in North America, engage in or be interested (as owner, member, partner, shareholder, employee, director, officer, manager, agent, consultant or otherwise) in any firm, business or company which engages in any business which competes, directly or indirectly, with the current business of the Company or its Subsidiaries, including, but not limited to the business of manufacturing, marketing and selling plastic or composite railroad ties; provided that the ownership of two percent (2%) or less of a publicly-traded class of securities shall not be deemed a violation of the foregoing covenant.

(b) The Restricted Parties shall not, and will use their reasonable best efforts to assure that their respective affiliates, employees, officers, directors or agents shall not, at any time during the Restriction Period, solicit or permit any business of which any Restricted Party is an owner, partner, shareholder, member, manager or executive to solicit any employee of the Company or any of its affiliates to leave its employ or join the employ of another, then or at a later time.

(c) The Restricted Parties shall not, and will use their reasonable best efforts to assure that their respective affiliates, employees, officers, directors or agents shall not, directly or indirectly, either during the Restriction Period or thereafter, disclose to any person, firm or company or use any confidential information of the Company, unless such information (i) has been first published voluntarily and intentionally by the Company, (ii) such disclosure is required by formal legal process, or (iii) such information is or becomes generally available to the public other than as a result of disclosure by a Restricted Party in violation of this Agreement.

(d) Except as may be required by law or applicable stock exchange rules, the Restricted Parties agree not to make any defamatory or derogatory statements, whether written or oral, concerning the Company or Sponsor at any time during the Restriction Period or thereafter. Except as may be required by law or applicable stock exchange rules, Sponsor agrees not to make any defamatory or derogatory statements, whether written or oral, concerning the Restricted Parties at any time during the Restriction Period or thereafter.

(e) The provisions contained in this Section 6.6 as to the time periods, scope of activities, persons or entities affected and territories restricted shall be deemed divisible so that, if any provision contained in this Section is determined to be invalid or unenforceable, such provisions shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

(f) The Restricted Parties acknowledge that the provisions of this Section 6.6 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Restricted Parties agree that the Company will be entitled to injunctive relief for the purpose of restraining the Restricted Parties from violating such covenants in addition to any other relief to which the Company may be entitled under this Agreement.

Section 6.7 Directors and Officers Insurance.

(a) For a period of the longer of one year after the Closing or the date upon which no Pledged Collateral (as defined in the Pledge Agreement referred to in Section 8.2(e)) remains in the Collateral Account (as defined in such Pledge Agreement), the Company shall cause to be maintained the directors’ and officers’ insurance in effect on the Closing that covers each director and officer (individually, an “Insured Party” and collectively, the “Insured Parties”) who is, or at any time prior to the Closing, was covered by the Company’s existing directors’ and officers’ insurance policies, on terms substantially no less advantageous to the Insured Parties than such existing insurance, provided such insurance is available to the Company and the cost of such insurance is not greater than two times the cost of the Company’s policies currently in effect.

(b) The rights of each Insured Party hereunder shall be in addition to any other rights such Insured Party may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section 6.7 expressly are intended to benefit each of the Insured Parties.

ARTICLE 7. Conditions to Closing

7.1 (a) Conditions to Obligations of All Parties. The obligations of the parties under this Agreement are subject to the fulfillment or waiver of the following conditions:

(i) There shall not have been issued and be in effect any order, decree or judgment of, or in, any court, tribunal of competent jurisdiction or governmental authority which makes the Exchange or any of the other transactions contemplated by this Agreement illegal or invalid.

(ii) The Common Stock Purchase Agreement shall be in full force and effect (without amendment or modification thereof) and the transactions contemplated thereby shall have been completely consummated, except for the consummation of the Exchange.

(b) Conditions to Obligations of Sponsor. The obligations of Sponsor under this Agreement are subject to the fulfillment or waiver of the following conditions:

(i) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(ii) The representations and warranties of the Company shall have been accurate, true and correct in all material respects on and as of the date hereof, and except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date shall also be accurate, true and correct in all material respects, on and as of the Closing Date with the same force and effect as though made by the Company on and as of the Closing Date.

(iii) There shall not have been a Material Adverse Change.

(iv) The Company shall have received a fairness opinion, in form and substance reasonably acceptable to Sponsor, as to the Exchange and the transactions contemplated herein from an investment bank reasonably acceptable to Sponsor.

(v) The Company’s stockholders shall have approved the transactions contemplated herein.

(vi) A Registration Rights Agreement, substantially similar to the form attached hereto as Exhibit A, shall be in full force and effect and all conditions to the consummation thereof shall have been satisfied, except for conditions to be satisfied at the closing thereof and any conditions relating to the consummation of the Exchange.

(vii) A Pledge Agreement, substantially similar to the form attached hereto as Exhibit B, shall be in full force and effect and all conditions to the consummation thereof shall have been satisfied, except for conditions to be satisfied at the closing thereof and any conditions relating to the consummation of the Exchange.

(viii) A Stockholders Agreement, substantially similar to the form attached hereto as Exhibit C, shall be in full force and effect and all conditions to the consummation thereof shall have been satisfied, except for conditions to be satisfied at the closing thereof and any conditions relating to the consummation of the Exchange.

(ix) A Warrant Agreement, substantially similar to the form attached hereto as Exhibit D, shall be in full force and effect and all conditions to the consummation thereof shall have been satisfied, except for conditions to be satisfied at the closing thereof and any conditions relating to the consummation of the Exchange.

(x) The terms, conditions, preferences, voting powers and other rights and privileges relating to all outstanding classes of the Company’s preferred stock shall have been amended and modified in accordance with the provisions of Exhibit E. The Company shall have filed the certificates of amendment to the Certificates of Designation necessary to effectuate such amendments and modifications, and the Company shall have obtained all necessary consents and approvals with respect thereto.

(xi) The Company shall have furnished Sponsor with good standing and existence certificates for the Company in its jurisdiction of incorporation and other jurisdictions, as Sponsor shall reasonably request.

(xii) Sponsor shall have received a certified list from the Company’s transfer agent, dated no later than 10 days before the Closing, of the holders of record of the Company’s Common Stock.

(xiii) The Board of Directors of the Company shall consist of: (i) two individuals designated by the parties to the Common Stock Purchase Agreement, (ii) two individuals designated by Sponsor and (iii) one individual designated by Sponsor and Big Bend XI Investments, Ltd. (such person shall also be appointed chief executive officer of the Company), effective as of the Closing Date, subject to the mailing of any required notice to the Company’s stockholders.

(xiv) Each officer of the Company shall have resigned (including, without limitation, the resignations of Maddox and John Bingham) and those individuals set forth on Exhibit F shall have been elected as the sole officers of the Company.

(xv) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time before the Closing Date trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited or minimum prices shall not have been established on securities as trades are reported by such service, or in any trading market nor shall a banking moratorium have been declared either by the United States or New York state authorities.

(xvi) All transactions between the Company and its Subsidiaries, on the one hand, and any Affiliates, officers or directors of the Company (including Avalanche and Maddox), on the other hand, (other than for services as employees, officers or directors of the Company) shall have terminated without liability to the Company.

(xvii) Sponsor shall have received releases, substantially similar to the form attached hereto as Exhibit G.

(xviii) Maddox shall have waived any severance payments from the Company to which he may have been entitled and Sponsor shall have received, in form and substance reasonably acceptable to Sponsor, written confirmation of such waiver.

(xix) Any and all agreements requiring the Company to register any securities of the Company, other than (i) as set forth on Schedule 7(b)(xix) and (ii) the form of Registration Rights Agreement attached hereto as Exhibit A.

(xx) The Company shall have fully and finally resolved and settled any and all litigation relating to the conversion of any of the Company’s securities into shares of the Company’s Common Stock, including, without limitation, litigation with Richard Cutler and any similarly situated plaintiffs who have actually filed claims before the date hereof in a court of competent jurisdiction in connection with such litigation, and the Company shall have issued all requisite securities (including any Common Stock issuable to Avalanche) in connection with such settlements.

(xxi) Any and all obligations of the Company under the Securities Purchase Agreement dated October 2, 2001 shall have been terminated with no further obligation or recourse to the Company.

(c) Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment or waiver of the following conditions:

(i) All covenants, agreements and conditions contained in this Agreement to be performed by Sponsor on or prior to the Closing shall have been performed or complied with in all material respects.

(ii) The representations and warranties of Sponsor shall have been accurate, true and correct in all material respects on and as of the date hereof, and except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date shall also be accurate, true and correct in all material respects, on and as of the Closing Date with the same force and effect as though made by Sponsor on and as of the Closing Date.

(iii) Sponsor shall have delivered to the Company instruments of transfer, in form and substance reasonably satisfactory to the Company, to effect the transfer of the Class B Interests and the Class A Option to the Company.

(iv) The Company shall have received a fairness opinion, in form and substance reasonably acceptable to Sponsor, as to the Exchange and the transactions contemplated herein from an investment bank reasonably acceptable to Sponsor.

(v) The Company’s stockholders shall have approved the transactions to the extent required by law, regulation or stock exchange rule.

(vi) The Company shall have received a release of its obligations under that certain Construction Loan Agreement dated as of February 5, 2004, by and among the Company, TieTek Technologies, Inc., TieTek and Tie Investors, LLC.

ARTICLE 8. Remedies for Breaches of this Agreement; Indemnification

Section 8.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall, except as specifically set forth herein, be deemed to be made only as of the date hereof and as of the Closing Date. Except as provided below, all of the representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect until the second anniversary of the Closing (subject to any applicable statutes of limitations). Notwithstanding the foregoing, the representations of the Company set forth in Section 3.1, Section 3.13 and Section 3.30 shall continue in full force and effect forever (subject to any applicable statute of limitations).

Section 8.2 Indemnification.

(a) Breach of Representations and Warranties. In the event the Company breaches (or in the event any third part alleges facts that, if true, would mean the Company has breached) any of its representations, warranties, and covenants contained herein (a “Company Breach”), then each of the Company, Maddox and Avalanche jointly and severally agree, subject to the limitations set forth in this Section 8.2, to indemnify and hold harmless Sponsor from and against any and all Losses that Sponsor may suffer (including, by way of example, the diminution in value of Sponsor’s Common Stock) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the indemnification obligations of each of Maddox and Avalanche shall not extend to breaches or alleged breaches resulting from actions taken by the Company subsequent to the earlier of (i) the Closing Date or (ii) the closing of the Common Stock Purchase Agreement.

(b) Tax Indemnification. Each of the Company, Maddox and Avalanche jointly and severally agree subject to the limitations set forth in this Section 8.2, to indemnify Sponsor from and against any and all Losses that Sponsor may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries for any Taxes of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending on or after January 1, 2001, to the extent such Taxes are not reflected in the Company’s financial statements, provided, however, that the indemnification obligations of each of Maddox and Avalanche shall not extend to any claim that Sponsor may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any of the Company and its Subsidiaries for any Taxes of the Company and its Subsidiaries with respect to any Tax year or portion thereof ending subsequent to the earlier of (i) the Closing Date or (ii) the closing of the Common Stock Purchase Agreement to the extent such Taxes are reflected in the Company’s financial statements.

(c) Additional Indemnifications. Each of the Company, Maddox and Avalanche jointly and severally agree subject to the limitations set forth in this Section 8.2, to indemnify and hold harmless Sponsor from and against any and all Losses that Sponsor may suffer resulting from, arising out of, relating to, in the nature of, or caused by any litigation against the Company asserted by any stockholders (other than Sponsor, Crestview Capital Master, LLC, Big Bend XI Investments Ltd., Islandia, L.P., HLTFFT, LLC, Midsummer Investment, Ltd., Richard Kiphart and their respective affiliates) of the Company (including any stockholder derivative action) or any action by a governmental body or stock exchange that results from, arises out of, relates to, is in the nature of, or is caused by the matters identified in Schedule 8.2, attached hereto (the “Identified Matters”)

(d) Indemnification Procedures. Promptly upon Sponsor’s discovery of facts giving rise to a claim for indemnity under this Article 8 or the receipt of notice of any claim, judicial or otherwise, with respect to any matter as to which indemnification may be claimed under this Article 8 Sponsor shall give written notice thereof to the Company, Avalanche and Maddox together with such information respecting such matter as Sponsor shall then have (the “Claim Notice”); provided, however, that the failure of Sponsor to give, or a delay in giving, notice as provided herein shall not relieve the Company, Avalanche or Maddox of any obligations, except to the extent the Company, Avalanche or Maddox is materially prejudiced thereby. If indemnification is sought with respect to a third-party (i.e., one who is not a party to this Agreement or is not referred to in the first parenthetical clause in paragraph (c) above) claim, each of the Company, Avalanche and Maddox shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably acceptable to Sponsor; provided that (i) they deliver notice to Sponsor within ten days after delivery of the Claim Notice of their assumption of such defense; (ii) they acknowledge their liability for the claim hereunder and (iii) the amount of such claim does not exceed the amount of the Pledged Collateral (as defined in paragraph (e) below) (it being understood that if the amount of the claim exceeds the value of the Pledged Collateral, then Sponsor may, at its option, assume such defense). After the Company, Avalanche or Maddox notifies Sponsor of the formers’ election to so assume the defense of such a third-party claim, neither the Company, Avalanche or Maddox shall be liable to Sponsor for any legal or other expenses subsequently incurred by Sponsor in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the Company, Avalanche or Maddox has failed to assume and diligently prosecute the defense of such third-party claim and to employ counsel reasonably acceptable to Sponsor. If either the Company, Avalanche or Maddox elects not to assume the defense of a third-party claim, it shall not be liable for fees and expenses of more than one counsel in any single jurisdiction with respect to such claim or with respect to Losses separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, Sponsor will be entitled to select its own counsel and assume the defense of any third-party claim if the Company, Avalanche or Maddox fails to select counsel reasonably acceptable to Sponsor, the expense of such defense to be paid by the Company, Avalanche or Maddox. Neither the Company, Avalanche nor Maddox shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of Sponsor, which consent shall not be unreasonably withheld. Sponsor shall not consent to entry of any judgment or enter into settlement of any such action the defense of which has been assumed by the Company, Avalanche or Maddox without the consent of Avalanche or Maddox, which consent shall not be unreasonably withheld.

(e) Security for Indemnification Obligations. On the Closing Date, Maddox and Avalanche will pledge $1.5 million (the “Pledged Collateral”) to Sponsor to secure their obligations under this Section 8.2. Such pledge shall be consummated pursuant to, and Maddox and Avalanche each hereby agrees to enter into, a Pledge Agreement substantially in the form attached hereto as Exhibit B. The pledge of the Pledged Collateral shall be released as provided in the Pledge Agreement.

(f) Limitation on Indemnification Obligations. The indemnification obligations of Maddox and Avalanche hereunder shall be subject to the following terms, conditions and limitations:

(i) The indemnification obligations of Maddox and Avalanche shall not arise with respect to any claim until the claim has been adjudicated and the amount of any related Losses have been determined by a court of final jurisdiction, is determined as provided in the Pledge Agreement, or is otherwise settled with the consent of Maddox and Avalanche, which consent shall not be unreasonably withheld or delayed. The indemnification obligations of the Company, Avalanche and Maddox shall be joint and several; provided, however, that in the case of any claim for indemnification, Sponsor will seek recourse first from the proceeds, if any, from the Company’s directors’ and officers’ insurance policies. To the extent that proceeds from the Company’s directors’ and officers’ insurance policies are insufficient to satisfy the claim, Sponsor may seek recourse from Maddox and Avalanche. The indemnification obligations of Maddox and Avalanche shall be limited to the Pledged Collateral. With respect only to any claim for indemnification by Sponsor hereunder, Maddox and Avalanche hereby waive any right of contribution or cross-indemnification they may have against the Company under applicable law, the Company’s certificate of incorporation or bylaws or otherwise, other than with respect to insurance proceeds as hereinbefore specifically described, it being understood that the rights of Maddox and Avalanche to contribution or indemnification from the Company under applicable law, the Company’s articles of incorporation or bylaws or otherwise shall remain in full force and effect with respect to any action to the extent it does not involve a claim for indemnification hereunder.

(ii) Any indemnification payment that involves a payment, loss, cost or expense of the Company or a member of the Company Group and would result in an indemnification payment by Maddox or Avalanche shall be calculated as the product of (a) the amount of the Loss for which indemnification is sought (b) multiplied times Sponsor’s Percentage Interest in the Company at the time the amount of such Loss has been determined by a court of final adjudication as provided in Section 8.2(f)(i). For instance, if a court of final adjudication determines that the Company has incurred a Loss of $100,000, and if Sponsor’s Percentage Interest in the Company at the time of such determination is 25%, then the amount of the indemnification obligation of Maddox and Avalanche would be $25,000.

(iii) Sponsor shall be entitled to damages based on a diminution in the trading value of Sponsor’s Common Stock and for other Losses that are not readily calculable as described in Section 8.2(f)(ii) attributable to a breach of a representation or warranty hereunder only if Maddox or Avalanche had actual knowledge, as of the date hereof, of the inaccuracy of the representation or warranty. This limitation shall not apply to indemnification payments calculated pursuant to Section 8.2(f)(ii).

(g) The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party may have for breach of representation, warranty, or covenant.

(h) Sponsor shall not be entitled to indemnification pursuant to this Article unless demand for indemnification is made on or before the first anniversary of the Closing Date.

ARTICLE 9. Termination

Section 9.1 If approval by the Board of Directors of the Company to the execution and delivery of this Agreement by the Company does not occur within one week of the execution and delivery of this Agreement by all the parties hereto, or if conditions set forth in Article 7 hereof are not satisfied or waived on or before December 15, 2004 (the “Termination Date”), this Agreement shall become null and void and be of no further force or effect whatsoever and neither Sponsor not the Company shall have any further obligations hereunder or with respect hereto other than the obligations under Section 13.1(j) hereof.; provided however, that if the failure to satisfy conditions set forth in Article 7 hereof arises solely as a result of the Commission’s review of the information statement referred to in Section 6.3 hereof, then the Termination Date shall be extended to the date that is 10 business days following the date upon which the Commission approves the information statement for mailing to the Company’s shareholders.

ARTICLE 10. Further Assurances

From time-to-time and after the date hereof, Sponsor shall deliver or cause to be delivered to the Company such further documents and instruments and shall do and cause to be done such further acts as the Company shall reasonably request to carry out more effectively the provisions and purposes of this Agreement. From time-to-time and after the date hereof, the Company shall deliver or cause to be delivered to Sponsor such further documents and instruments and shall do and cause to be done such further acts as Sponsor shall reasonably request to carry out more effectively the provisions and purposes of this Agreement. The Company agrees to use its reasonable efforts to ensure that the execution and delivery of this Agreement is approved by its Board of Directors within one week of the execution and delivery of this Agreement by all the parties hereto.

ARTICLE 11. Legends

The certificates evidencing the Exchange Securities will be stamped or otherwise imprinted with a legend substantially in the following form (unless no longer required in the opinion of counsel for the Company):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES,

SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AGREEMENT BY AND AMONG THE COMPANY AND A STOCKHOLDER OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT.

ARTICLE 12. Defined Terms

Section 12.1 As used in this Agreement, capitalized terms used but not defined shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person, or indirectly controlling, controlled by, or under common control with such Person.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Environmental Claim” means any action, investigation or notice (written or oral) by any Person alleging potential Liability (including potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, release or threatened release of any hazardous materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means all federal, state, local and foreign Laws and regulations relating to pollution or protection of human health or the environment, including Laws relating to releases or threatened releases of hazardous materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of hazardous materials and all Laws with regard to record-keeping, notification, disclosure and reporting requirements respecting hazardous materials, and all Laws relating to endangered or threatened species of fish, wildlife and plants.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and interpretations issued thereunder.

“ERISA Affiliate” means each corporation, trade or business which is treated as a single employer with the Company under Section 414 of the Code or Section 4001(a) of ERISA.

“Investee Company” means any Person in which a member of the Company Group owns equity interests or other ownership interests representing less than fifty percent (50%) but more than five percent (5%) of the equity interests in such Person.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Losses” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses.

“Material Adverse Change” means any change, effect, circumstance or event that, individually or when aggregated with all other changes, effects, circumstances or events, (a) has been, is or is reasonably likely to be, materially adverse to the business, condition (financial or otherwise), results of operations or assets of the Company and its Subsidiaries, taken as a whole, or (b) materially adversely affected or affects or is reasonably likely to materially adversely affect the ability of the Company to perform its obligations under this Agreement or timely consummate the transactions contemplated by this Agreement, except, with respect to clause (a), that none of the following, individually or collectively, will constitute a Material Adverse Change: (i) any change that is the result of economic factors affecting a national or the world economy, except to the extent that such factors disproportionately affect the Company’s or its Subsidiaries’ business relative to the effect of such factors on other Persons operating in the Company’s industry, or (ii) any change that is the result of any outbreak of national or international hostilities or terrorism or disease or escalation thereof or other similar calamity or crisis, except to the extent that such conditions disproportionately affect the Company’s or its Subsidiaries’ business relative to the effect of such conditions on other Persons operations in the Company’s industry. A reduction in the trading price of the Company’s Common Stock between the date hereof and the Closing Date, in and of itself, shall not give rise to the presumption that a Material Adverse Change has occurred.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Percentage Interest in the Company” means the percentage determined by (a) dividing the number of shares of Common Stock owned by Sponsor as of the date of the determination by (b) the number of shares of issued and outstanding Common Stock of the Company as of the date of the determination. For purposes of determining Sponsor’s Percentage Interest in the Company (i) Sponsor will be deemed to own the lesser of (A) the number of shares of Common Stock issued to Sponsor under this Agreement (including any shares of Common Stock that Sponsor may acquire by taking possession of the Pledged Securities) and (B) the number of shares of Common Stock Sponsor owns at the time of Sponsor’s Percentage Interest in the Company is being determined; (ii) any warrants to purchase Common Stock that Sponsor acquired by taking possession of the Pledged Securities, to the extent such warrants are “in the money”, shall be deemed issued and outstanding, and (iii) the number of shares of issued and outstanding Common Stock shall be calculated on a fully diluted basis.

“Subsidiary” means any entity of which the Company owns, directly or indirectly securities or other ownership interests (i) having ordinary voting power to elect fifty percent (50%) or more of the board of directors or other persons performing similar functions or (ii) representing fifty percent (50%) or more of the equity interests in such entity.

“Tax” means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax authority including any interest, or penalties applicable or related thereto.

ARTICLE 13. Miscellaneous

Section 13.1 (a) Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Texas applicable to agreements made and to be performed wholly within that jurisdiction. In addition, each of the parties hereto (i) irrevocably consents to submit itself to the exclusive jurisdiction of any Federal court located in the Southern District of Texas or any state court located in the State of Texas in the event any dispute arises out of this Agreement, (ii) agrees that it will not bring any action relating to this Agreement in any court other than any Federal court sitting in the Southern District of Texas or any state court sitting in the State of Texas and (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or to assert any rights it may have to transfer or change the venue of any action relating to this Agreement brought in accordance with this Section 14.1(a).

(b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(c) Entire Agreement; Amendment. This Agreement and the other documents to be delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(e) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(f) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

(g) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(h) Notices. All notices, requests and other communications to any party hereunder shall be in writing and either delivered personally, telecopied or sent by certified or registered mail, postage prepaid,

If to the Company:

NORTH AMERICAN TECHNOLOGIES, INC.

124315 West Hardy Road

Houston, TX 77060

Attn: Henry Sullivan

TEL: 281-847-0029

FAX: 281-847-1791

With a copy to:

JOHN R. BOYER, JR.

Boyer & Ketchand

Nine Greenway Plaza

Suite 3100

Houston, TX 77046

TEL: 713-871-2025

FAX: 713-871-2024

If to Sponsor:

SPONSOR INVESTMENTS, LLC

Two Lincoln Centre

5420 LBJ Freeway, Suite 1450

Dallas, Texas 75240

Attn: Bruce Leadbetter

TEL: (972) 490-2360

FAX: (972) 490-2345

With a copy to:

LATHAM & WATKINS LLP

233 South Wacker Drive

Sears Tower, Suite 5800

Chicago, Illinois 60606

Attn: Richard S. Meller

TEL: (312) 876-7700

FAX: (312) 993-9767

-and-

Sammons Corporation

5949 Sherry Lane, Suite 1900

Dallas, Texas 75225

Attn: John Washburn

TEL: (214) 210-5050

FAX: (214) 210-5087

If to Avalanche:

KEVIN C. MADDOX

8 Saddlewood Estates

Houston, TX 77024

TEL: 713-973-3912

FAX: 713-973-3961

With a copy to:

BRYAN K. BROWN

Porter & Hedges, L.L.P.

700 Louisiana, 35th Floor

Houston, TX 77002

TEL: 713-226-0691

FAX: 713-226-0291

If to Maddox:

KEVIN C. MADDOX

8 Saddlewood Estates

Houston, TX 77024

TEL: 713-973-3912

FAX: 713-973-3961

With a copy to:

BRYAN K. BROWN

Porter & Hedges, L.L.P.

700 Louisiana, 35th Floor

Houston, TX 77002

TEL: 713-226-0691

FAX: 713-226-0291

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date delivered personally, or by telecopy or e-mail; or, if mailed, five business days after the date of mailing if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

(i) Expenses. The Company shall pay Sponsor’s costs and expenses (including reasonable legal fees and third-party due diligence costs) incurred in connection with the negotiation, execution and consummation of the transactions contemplated hereby. The Company shall pay up to $50,000 of the costs and expenses (including reasonable legal fees) Maddox and Avalanche incur in connection with the negotiation, execution and consummation of the transactions contemplated hereby. All expenses payable by the Company under this Section shall be paid at the Closing.

IN WITNESS WHEREOF, the parties have duly executed this Exchange Agreement as of the date first written above.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

By:	/s/ Kevin C. Maddox
Kevin C. Maddox, President and Chief Executive Officer

SPONSOR INVESTMENTS, LLC

By:	/s/ Bruce Leadbetter
Bruce Leadbetter, CEO

AVALANCHE RESOURCES, LTD.

By:	Avalanche Management Corp., its General Partner

By:	/s/ Kevin C. Maddox
Kevin C. Maddox, President

/s/ Kevin C. Maddox

FRANKLIN MATHIAS (Solely with respect to Section 6.6)

/s/ Franklin A. Mathias

Acknowledged and Agreed:

TIETEK TECHNOLOGIES

By:	/s/ Kevin C. Maddox
Kevin C. Maddox, President

EXHIBIT A - Registration Rights Agreement

EXHIBIT B - Pledge Agreement

EXHIBIT C - Stockholders Agreement